EXHIBIT H








                               YPF GUARANTEE AGREEMENT

                              dated as of June 16, 1995



                                       between


                                 YPF SOCIEDAD ANONIMA


                                         and



                               THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION)

                    GUARANTEE AGREEMENT dated as of June 16, 1995 between YPF SOCIEDAD ANONIMA, an Argentine sociedad anonima duly organized and validly
                               -------- -------
existing under the laws of Argentina ("YPF"); and THE CHASE MANHATTAN BANK
                                       ---
(NATIONAL ASSOCIATION), as agent for the lenders from time to time party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").
                                  -----

                    Maxus Indonesia, Inc., a Delaware corporation ("Holdings"), Maxus Northwest Java, Inc., a Delaware corporation, and Maxus Southeast Sumatra, Inc., a Delaware corporation, each of which is a subsidiary of YPF, certain lenders and the Agent are parties to a Credit Agreement dated as of June 16, 1995 (as modified and supplemented and in effect from time to time, the "Credit
                                                                         ------
Agreement"), providing, subject to the terms and conditions thereof, for loans
- ---------
to be made by said lenders to Holdings in an aggregate principal amount not exceeding $175,000,000.

                    To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YPF has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

                    Section 1.  Definitions.  Terms defined in the Credit
                                -----------
Agreement are used herein as defined therein unless otherwise defined herein. In addition, (a) the following terms shall have the following meanings (and terms defined in this Section 1 or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa)
                                                                  ---- -----
and (b) each reference to a Subsidiary or Subsidiaries of YPF (other than in Section 4.07 hereof and the definition of "Total Indebtedness" in this Section
1) shall be deemed to refer to a Subsidiary or Subsidiaries of YPF (as the case may be) other than Maxus and its Subsidiaries:

                    "Argentine GAAP" shall mean generally accepted accounting
                     --------------
               principles in Argentina as in effect from time to time.

                    "Capital Lease Obligations" shall mean, for any Person, all
                     -------------------------
               obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Argentine GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Argentine GAAP.

                                        - 2 -
                    "Indebtedness" shall mean with respect to any Person,
                     ------------
               (a) any liability of such Person (i) for money borrowed, or under any reimbursement obligation relating to a letter of credit, (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a liability arising in the ordinary course of business, so long as such trade payable or liability is payable within 90 days of the date the respective goods are delivered or the respective services are rendered), or
               (iii) for Capital Lease Obligations; (b) all Redeemable Stock issued by such Person (the amount of Indebtedness being represented by any involuntary liquidation preference plus accrued and unpaid dividends); (c) any liability of others described in the preceding clause (a) that such Person has guaranteed; and (d) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
               (a), (b) and (c) above. For purposes of determining any particular amount of Indebtedness under this definition, Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                    "Maxus Public Debt Documents" shall mean, collectively, (a)
                     ---------------------------
               the Indenture dated as of April 1, 1978 between Diamond Shamrock Corporation (as predecessor in interest to Maxus) and Mellon Bank, N.A., as trustee, as amended by that certain First Supplemental Indenture, dated as of January 26, 1984, among Diamond Shamrock Corporation, Diamond Shamrock Chemicals Company and Mellon Bank, N.A., as trustee, that certain Agreement of Resignation/Appointment and Acceptance, dated as of February 27, 1991, among Mellon Bank, N.A., Maxus and Security Pacific National Trust Company (New York), and that certain Tri-Party Agreement dated January 24, 1993, among Security Pacific National Trust Company (New York), Maxus and Chemical Bank, trustee, and the Debentures (as defined therein) issued thereunder, (b) the Indenture dated as of May 1, 1983 between Diamond Shamrock Corporation (as predecessor in interest to Maxus) and Mellon Bank, N.A., as trustee, as amended by that certain First Supplemental Indenture, dated as of January 26, 1984, among Diamond Shamrock Corporation, Diamond Shamrock Chemicals Company, and Mellon Bank, N.A., under which NationsBank, N.A., currently serves as successor trustee, and the Securities (as defined therein) issued thereunder, (c) the Indenture dated as of November 1, 1985 between Maxus Diamond Shamrock Corporation (as predecessor in interest to Maxus) and Mellon Bank, N.A., as trustee, under which NationsBank, N.A., currently serves as successor trustee, as trustee, and the Securities (as defined therein) issued thereunder, (d) the Indenture dated as of April 1,

                                        - 3 -
               1988 between Maxus and Chemical Bank, as trustee, and the Securities (as defined therein) issued thereunder, and (e) the Indenture dated as of November 1, 1990 between Maxus and Chemical Bank, as trustee and the Securities (as defined therein) issued thereunder, in each case, as such agreements and instruments may be hereafter modified and supplemented and in effect from time to time.

                    "Redeemable Stock" shall mean any class or series of capital
                     ----------------
               stock of any Person that by its terms or otherwise is required to be redeemed prior to the final maturity of the Loans, or is redeemable at the option of the holder thereof at any time prior to the final maturity of the Loans.

                    "Significant Subsidiary" shall mean a Subsidiary of YPF
                     ----------------------
               which is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of YPF and its Subsidiaries taken as a whole.

                    "Subsidiary" shall mean, with respect to any Person, any
                     ----------
               corporation or other business entity of which such Person owns or controls (either directly or through another or other Subsidiaries) more than 50% of the issued share capital or other ownership interest, in each case having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interest of any other class or classes shall or might have voting power upon the occurrence of any contingency).

                    "Tangible Net Worth" shall mean, as at any date, the amount
                     ------------------
               for YPF (determined in accordance with Argentine GAAP) of
               (a) shareholders' equity as at such date minus (b) the sum of the
                                                        -----
               following as at such date: the cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves for losses, contingencies, or other liabilities (but only to the extent such reserves were not deducted in arriving at shareholders' equity) and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1994 other than as a result of the Merger.

                    "Total Capitalization" shall mean as at any date (a) Total
                     --------------------
               Indebtedness as at such date plus (b) shareholders' equity of YPF as at such date.

                                        - 4 -
                    "Total Indebtedness" shall mean as at any date all
                     ------------------
               Indebtedness of YPF and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Argentine GAAP.

                    "YPF Material Adverse Effect" shall mean the occurrence of
                     ---------------------------
               any event or condition with respect to YPF which has a material adverse effect on (a) the financial condition, results of operations or the shareholders' equity of YPF and its Subsidiaries taken as a whole, (b) the ability of YPF to perform any of its payment or any of its other material obligations under this Agreement, (c) the validity or enforceability of any of such obligations, or (d) the ability of the Lenders or the Agent to enforce any of their respective rights and remedies against YPF under this Agreement.

                    Section 2.  The Guarantee.
                                -------------

                    2.01  The Guarantee.  YPF hereby guarantees to each Lender
                          -------------
and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and, without duplication, the Notes held by each Lender of, Holdings and all other amounts from time to time owing to the Lenders or the Agent by Holdings under the Credit Agreement and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                                      ----------
Obligations").  YPF hereby further agrees that if Holdings shall fail to pay in
- -----------
full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, YPF will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                    2.02  Obligations Unconditional.  The obligations of YPF
                          -------------------------
under Section 2.01 hereof are, to the fullest extent permitted by law, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or any security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of YPF hereunder shall be absolute and unconditional under any and all circumstances (other than full and final payment of the Guaranteed Obligations).

                                        - 5 -
Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of YPF hereunder which shall remain absolute and unconditional as described above:

                    (i) at any time or from time to time, without notice to YPF, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                   (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                   (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

YPF hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against Holdings under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. YPF hereby also irrevocably waives any right contemplated by Articles 480 (second paragraph), 481 and 482 of the Argentine Commercial Code as well as any rights and powers contemplated by Articles 1990, 1994, 2012, 2015, 2017, 2018, 2020, 2021, 2022, 2023, 2025, 2026,
2029, 2043, 2044, 2045, 2046, 2047, 2049 and 2050 of the Argentine Civil Code.

                    2.03  Reinstatement.  The obligations of YPF under this
                          -------------
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Holdings in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and YPF agrees that it will indemnify the Agent and each Lender on demand for all reasonable

                                        - 6 -
costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                    2.04  Subrogation.  YPF hereby waives all rights of
                          -----------
subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with Holdings for the benefit of each of its creditors (including, without limitation, each Lender and the Agent) that any such payment by it shall constitute a contribution of capital by YPF to Holdings (or an investment in the equity capital of Holdings by YPF).

                    2.05  Remedies.  YPF agrees that, as between YPF and the
                          --------
Lenders, to the fullest extent permitted by law, the obligations of Holdings under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Holdings and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Holdings) shall forthwith become due and payable by YPF for purposes of said
Section 2.01.

                    2.06  Instrument for the Payment of Money.  To the fullest
                          -----------------------------------
extent permitted by law, YPF hereby (a) acknowledges that the guarantee in this
Section 2 constitutes an instrument for the payment of money, and (b) consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by YPF in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                    2.07  Continuing Guarantee.  The guarantee in this Section 2
                          --------------------
is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                    2.08  Taxes.  YPF covenants and agrees that:
                          -----

                    (a) All payments on account of the Guaranteed Obligations by YPF to the Agent and the Lenders, including, without limitation, amounts payable under paragraph (b) of this Section 2.08, shall be made in Dollars, free and clear of and without reduction by reason of any and all present and future income, stamp, excise, asset, value added and other taxes and

                                        - 7 -
levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by Argentina or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement, the Guaranteed Obligations, the registration, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect thereof (hereinafter called "Argentine Taxes"), all of which will be paid by YPF, for its own account, prior
 ---------------
to the date on which penalties attached thereto.

                    (b) YPF will indemnify the Agent and the Lenders against, and reimburse the Agent and the Lenders on demand for, any Argentine Taxes and any loss, liability, claim, or expense including interest, penalties, and legal fees which the Agent or the Lenders may incur at any time arising out of or in connection with any failure of YPF to make any payments of Argentine Taxes when due.

                    (c) To the extent that YPF is required by applicable law, decree or regulation to deduct or withhold Argentine Taxes from any amounts payable on, under or in respect of this Agreement, or the Guaranteed Obligations, YPF shall pay the Agent and the Lenders in Dollars such additional amounts as may be required, after deduction or withholding of Argentine Taxes, to enable the Agent and the Lenders to receive from YPF an amount equal to the amount stated to be payable in respect of this Agreement or the Guaranteed Obligations.

                    (d) YPF shall furnish to the Agent and the Lenders original tax receipts in respect of any withholding of Argentine Taxes required under this Section 2.08 within 30 days after the date of each payment of interest which is subject to any Argentine Taxes, and YPF shall promptly furnish to the Agent and the Lenders any other information, documents and receipts that the Agent and the Lenders may, in their sole discretion from time to time, require to establish to their satisfaction that full and timely payment has been made of all Argentine Taxes required to be paid under this Section 2.08.

                    (e) YPF shall pay all present and future Argentine Taxes, including but not limited to stamp taxes, imposts, contributions, charges, deductions, withholdings, court taxes, duties and fees which are imposed, assessed, levied or collected in connection with the execution, delivery, registration, notarization, enforcement or any other act related thereto, of any of the Basic Documents and any documents related thereto, and shall, upon notice from the Agent or any Lender, reimburse the Agent or any Lender or its assigns for any such taxes, imposts, contributions, charges, deductions, duties and fees.

                                        - 8 -
                    Section 3.  Representations and Warranties.  YPF represents
                                ------------------------------
and warrants to the Lenders and the Agent that:

                    3.01  Organization, Standing, etc.  YPF is a sociedad
                          ----------------------------           --------
anonima (corporation) duly organized and existing and in good standing under the
- -------
laws of Argentina, has full corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the terms hereof.

                    3.02  Qualification.  YPF and each of its Subsidiaries is
                          -------------
duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation or organization) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a YPF Material Adverse Effect.

                    3.03  Financial Statements.  The consolidated balance sheets
                          --------------------
of YPF and its Subsidiaries as at December 31, 1994, 1993 and 1992 and the related consolidated statements of income, cash flows and changes in financial position of YPF and its Subsidiaries for each of the fiscal years then ended, together with related notes, such statements being accompanied by reports thereon of Pistrelli, Diaz y Associados (associated with Arthur Andersen & Co.), independent public accountants have been delivered to the Lenders. In addition, the consolidated balance sheet of YPF and its Subsidiaries as at March 31, 1995 and the related consolidated statements of income, cash flows and changes in financial position of YPF and its Subsidiaries for the fiscal quarter then ended have been delivered to the Lenders. All such financial statements (including any related schedules or notes) have been prepared in accordance with Argentine GAAP, present fairly the consolidated financial position of YPF and its Subsidiaries as at the respective dates of such consolidated balance sheets and the consolidated results of operations, cash flows and changes in financial position of YPF and its Subsidiaries for the fiscal periods ended on said dates (subject to normal year end audit adjustments in the case of said financial statements at March 31, 1995). Since December 31, 1994 there have been no changes in the business, financial condition, operations, assets or liabilities of YPF and its Subsidiaries from that set forth in the consolidated balance sheet as of that date, other than changes in the ordinary course of business which have not, either individually or in the aggregate, had a YPF Material Adverse Effect.

                    3.04  Litigation, etc.  Except as described on Schedule I
                          ----------------
hereto, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best of YPF's knowledge after due inquiry, threatened against or

                                        - 9 -
affecting YPF or its Subsidiaries or its or its Subsidiaries' property or rights
(a) which questions or would question the validity of this Agreement or (b) as to which there is a significant possibility of an adverse determination and which if adversely determined (i) may have a YPF Material Adverse Effect or
(ii) could impair the ability of YPF to perform its obligations hereunder.

                    3.05  Governmental Consents.  No consent, approval or
                          ---------------------
authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by YPF of this Agreement.

                    3.06  Taxes.  Under the laws of Argentina, the execution,
                          -----
delivery and performance by YPF of its obligations hereunder and all payments of the Guaranteed Obligations and other amounts hereunder are exempt from all income or withholding taxes, stamp taxes, charges or contributions of Argentina or any political subdivision or taxing authority thereof, irrespective of the fact that the Agent or any of the Lenders may have a representative office or subsidiary in Argentina; provided, however, that under current law payments of
                         --------  -------
interest by YPF under this Agreement would be subject to a withholding tax at the rate of 12% to the extent any such interest payments were deemed to be subject to income tax contemplated under Argentine law.

                    3.07  Authorization.  YPF has all necessary corporate power,
                          -------------
authority and legal right to execute, deliver and perform its obligations hereunder. This Agreement has been duly authorized by all requisite corporate and other actions and duly executed and delivered by an authorized officer of YPF, and is the valid obligation of YPF, legally binding upon and enforceable against YPF in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    3.08  No Conflicts.  The execution, delivery and performance
                          ------------
by YPF of this Agreement do not and will not violate the provisions of any applicable law or regulation of Argentina (or of any political subdivision thereof) presently in effect or any order of any court, regulatory body or arbitral tribunal or of the estatutos of YPF, other than violations that
                            ---------
individually or collectively could not have a YPF Material Adverse Effect, and do not and will not constitute a breach or default or require any consent under, or result in the creation of any Lien on any of the present or future revenues and properties of YPF or any of its Subsidiaries pursuant to, any agreement, instrument or document to which YPF or any of its Subsidiaries is a party or by which YPF or any of its or its Subsidiaries' respective

                                        - 10 -
properties or revenues may be bound or affected except to the extent that such breaches, defaults or Liens individually or collectively could not have a YPF Material Adverse Effect.

                    3.09  Commercial Obligations.  YPF is subject to civil and
                          ----------------------
commercial law with respect to its obligations hereunder, and the execution, delivery and performance by YPF of its obligations under this Agreement, constitute private and commercial acts; and neither YPF nor any of its properties or revenues is entitled to any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to such obligations.

                    3.10  Enforceability.  This Agreement is in proper legal
                          --------------
form under the laws of Argentina for the enforcement thereof against YPF in the courts of Argentina and it is not necessary, to ensure the enforceability or admissibility in evidence of this Agreement, that the same be filed or recorded with any court or other authority in Argentina except that if this Agreement is enforced before the courts of the city of Buenos Aires, the payment of a court tax of 3% on the amount of the claim is required; and except further that an official Spanish translation of this Agreement is required to bring an action thereon in the courts of Argentina.

                    3.11  Ranking.  YPF's obligations under Section 2 hereof are
                          -------
direct and unconditional general obligations of YPF and will rank in right of payment at least pari passu with all other Indebtedness of YPF, except to the
                 ---- -----
extent any such other Indebtedness is accorded preference by reason of collateral security for such other Indebtedness.

                    3.12  Environmental Matters.  YPF has obtained all permits,
                          ---------------------
licenses and other authorizations which are required under all environmental laws and regulations, except to the extent failure to have any such permit, license or authorization would not have a YPF Material Adverse Effect. YPF is in compliance with the terms and conditions of all such permits, licenses and authorizations and of all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable environmental law or in any regulation or code (as such laws, regulations or codes are currently being interpreted or enforced) or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a YPF Material Adverse Effect.

                    3.13  Exploration, Permits, Etc.  All oil and gas
                          --------------------------
exploration permits and production and transportation concessions held by YPF are in effect and YPF is not in breach of any of its obligations thereunder or in connection therewith that may

                                        - 11 -
potentially cause the forfeiture of its rights under said permits and concessions or impair or otherwise affect the exercise of its rights thereunder except to the extent that any such breach would not cause a YPF Material Adverse Effect.

                    3.14  True and Complete Disclosure.  The information,
                          ----------------------------
reports (including, without limitation, hydrocarbon engineering reports), financial statements, exhibits and schedules furnished in writing by or on behalf of YPF to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto, when taken as a whole and when considered with respect to the Relevant Obligors and their respective Subsidiaries, to the actual knowledge of YPF, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. YPF has not delivered any information to the Agent or any Lender relating to general economic conditions in South America, and in particular, Argentina. All written information furnished after the date hereof by or on behalf of YPF to the Agent or the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to YPF that could reasonably be expected to have a YPF Material Adverse Effect, a Closing Date Material Adverse Effect or an Indonesian Material Adverse Effect that has not been disclosed herein or in the other Basic Documents (including in each case the exhibits and schedules thereto) or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders in connection with the transactions contemplated hereby or thereby.

                    Section 4.  Covenants.  YPF agrees that, until the payment
                                ---------
and satisfaction in full of the Guaranteed Obligations:

                    4.01  Maintenance of Existence.  YPF shall, and shall cause
                          ------------------------
each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor and (b) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this covenant shall not prohibit any
            --------  -------
transaction by YPF or any of its Subsidiaries otherwise permitted under Section
4.16 hereof and this covenant shall not require YPF to maintain any such right, privilege, title to property or franchise or to preserve the corporate existence of any Subsidiary, if the Board of Directors of YPF shall determine that (i) the maintenance or preservation thereof is no longer desirable in the conduct of the business of YPF and

                                        - 12 -
its Subsidiaries taken as a whole and (ii) the loss thereof is not, and will not be, adverse in any material respect to the Lenders.

                    4.02  Maintenance of Properties.  YPF shall cause all
                          -------------------------
tangible Properties used or useful in the conduct of its business or the business of any Subsidiary of YPF to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of YPF may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing shall prevent YPF from
              --------  -------
discontinuing the operation or maintenance of any of such Properties if such discontinuance is, as determined by the Board of Directors of YPF in good faith, desirable in the conduct of the business of YPF and its Subsidiaries taken as a whole and not adverse in any material respect to the Lenders.

                    4.03  Payments of Taxes and Other Claims.  YPF shall pay or
                          ----------------------------------
discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments, royalties and governmental charges levied or imposed upon YPF or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of YPF or any of its Subsidiaries; provided, however, that YPF
                                                     --------  -------
will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                    4.04  Maintenance of Insurance.  YPF shall, and shall cause
                          ------------------------
each of its Subsidiaries to, keep at all times all of their Properties which are of an insurable nature insured against loss or damage with insurers believed by YPF to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owing like Properties in accordance with good business practice.

                    4.05  Negative Pledge.  YPF shall not, and shall not permit
                          ---------------
any of its Subsidiaries to, create or suffer to exist any Lien on any of their present or future Property, in each case to secure Indebtedness, unless all of the Guaranteed Obligations are equally and ratably secured, except for:

                    (i)  any Lien on any Property existing on the date hereof;

                                        - 13 -
                   (ii) any Lien on any asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring or constructing such asset;

                  (iii) any Lien on any Property existing thereon at the time of acquisition of such Property and not created in connection with such acquisition;

                   (iv) any Lien on any Property owned by a corporation or other Person, which Lien exists at the time of the acquisition of such corporation or other Person by YPF or any of its Subsidiaries and which Lien is not created in connection with such acquisition;

                    (v) any Lien on any Property securing an extension, renewal or refunding of Indebtedness secured by a Lien referred to in
               (i), (ii), (iii) or (iv) above, provided that such new Lien is limited to the Property which was subject to the prior Lien immediately before such extension, renewal or refunding, and provided that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased;

                   (vi) any Lien in the form of a tax or other statutory lien, provided that any such lien shall be discharged within 30 days after the date it is created or arises (unless contested in good faith by YPF or a Subsidiary, in which case it shall be discharged within thirty (30) days after final adjudication); or

                  (vii) any other Lien on assets of YPF or any Subsidiary, provided that the assets securing such Indebtedness together with all other Property of YPF securing any Indebtedness under this subparagraph (vii) do not exceed 15% of the total assets of YPF; provided, that, for purposes of this clause (vii), (A) the value
               --------  ----
               of such assets, Property and total assets shall be determined by reference to the most recent audited balance sheet of YPF prepared in accordance with Argentine GAAP, and (B) the value of the assets and Property securing Indebtedness shall not exceed the outstanding principal amount of such Indebtedness.

Notwithstanding the foregoing, YPF shall not create or suffer to exist any Lien on any capital stock of Maxus now owned or hereafter acquired by YPF.

                    4.06  Limitations on Sale and Leaseback Transactions.  YPF
                          ----------------------------------------------
shall not enter into, renew or extend, or permit any Subsidiary to enter into, renew or extend, any transaction or series of related transactions pursuant to which YPF or any such Subsidiary sells or transfers any Property in connection with the leasing, or the release against installment payments, or as part

                                        - 14 -
of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor ("Sale and Leaseback Transaction")
                                               ------------------------------
except (i) a Sale and Leaseback Transaction that, had such Sale and Leaseback Transaction been structured as a mortgage loan rather than as a Sale and Leaseback Transaction, YPF would have been permitted to enter into such transaction pursuant to Section 4.05 hereof and (ii) a Sale and Leaseback Transaction entered into prior to April 5, 1995.

                    4.07  Financial Statements; Other Information.
                          ---------------------------------------

                    (a) YPF will furnish or cause to be furnished to the Agent (with a copy for each Lender) (i) annual reports in English, which will include a report of YPF's statutory audit committee and annual audited financial statements prepared in conformity with Argentine GAAP, together with a reconciliation to generally accepted accounting principles as in effect in the United States of America of net income and shareholders' equity and (ii) quarterly reports in English which will include unaudited interim financial information prepared in conformity with Argentine GAAP. YPF will furnish to the Agent (with a copy for each Lender), at the time it furnishes each set of financial information, a certificate of the chief financial officer of YPF to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that YPF has taken or proposes to take with respect thereto). YPF also will furnish or cause to be furnished to the Agent (with a copy for each Lender) in English (i) all notices of shareholders' meetings and other reports and communications that are made generally available to YPF's shareholders and (ii) registration statements and regular and periodic reports which YPF shall have filed with the Commission, any United States securities exchange, the Argentine Securities Commission ("Comision Nacional de Valores"),
                                                ----------------------------
the Buenos Aires Stock Exchange or any other stock exchange in Argentina. Notwithstanding the provisions of Section 5.12, YPF shall have no obligation to provide an English translation of any such report filed with the Argentine Securities Commission, the Buenos Aires Stock Exchange or any other stock exchange in Argentina if a report in English providing substantially the same information (with no material differences) has been furnished to the Agent in accordance with this Section 4.07. From time to time YPF shall furnish to the Agent such other information regarding the financial condition, operations, business or prospects of YPF or any of its Subsidiaries as the Agent or any Lender (through the Agent) may reasonably request.

                    (b) Promptly after a senior officer of YPF becomes aware that any Default has occurred (other than a Default that has ceased to exist), YPF will deliver to the Agent notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a

                                        - 15 -
description of the action that YPF has taken or proposes to take with respect thereto.

                    4.08  Compliance with Laws and Other Agreements.  YPF shall,
                          -----------------------------------------
and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any governmental or regulatory authority or agency having jurisdiction over it or its business and all of the covenants and obligations contained in any agreements to which YPF or any Subsidiary is a party, except where the failure to so comply would not have a YPF Material Adverse Effect.

                    4.09  Maintenance of Books and Records.  YPF shall, and
                          --------------------------------
shall cause each of its Argentine Subsidiaries to, maintain books, accounts and records in accordance with Argentine GAAP.

                    4.10  Inspection.  YPF shall permit representatives of the
                          ----------
Agent or any Lender, during normal business hours and at the expense of the Agent or such Lender (as the case may be), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent or such Lender.

                    4.11  Further Assurances.  YPF will, at its own cost and
                          ------------------
expense, execute and deliver to the Agent (with a copy for each Lender, if requested by the Agent) all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Agent or the Majority Lenders (acting through the Agent), to enable the Lenders to exercise and enforce their rights under the Basic Documents.

                    4.12  Ranking.  YPF will ensure that at all times its
                          -------
obligations under Section 2 hereof rank at least pari passu (whether in priority
                                                 ---- -----
of payment or otherwise) with all of its other Indebtedness, except to the extent any such other Indebtedness is accorded preference by reason of collateral security for such other Indebtedness.

                    4.13  Litigation.  YPF will promptly give to the Agent
                          ----------
notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting YPF or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a YPF Material Adverse Effect.

                    4.14  Total Indebtedness.  YPF shall not permit at any time
                          ------------------
Total Indebtedness to exceed 45% of Total Capitalization.

                    4.15  Tangible Net Worth.  YPF shall not permit at any time
                          ------------------
Tangible Net Worth (expressed in Argentine pesos) to be less

                                        - 16 -
than 3,980,000,000 Argentine pesos which is equal to 80% of Tangible Net Worth as at December 31, 1994.

                    4.16  Merger, Etc.  YPF shall not, and shall not permit any
                          ------------
of its Significant Subsidiaries to, merge or consolidate with or into, or convey, transfer or lease their respective Properties substantially as an entirety to, any Person, unless immediately after giving effect to such transaction, (a) no Default shall have occurred and be continuing, and (b) with respect to a merger or consolidation of YPF with or into any Person, (i) any corporation formed by any merger or consolidation with YPF or the Person which acquires by conveyance or transfer, or which leases, the Properties of YPF substantially as an entirety ("YPF's Successor Corporation") shall be an
                               ---------------------------
Argentine corporation and shall expressly assume the due and punctual payment and performance of all of the obligations and covenants of YPF hereunder.

                    4.17  Maintenance of Concessions, Permits, Leases and
                          -----------------------------------------------
Licenses.  YPF shall maintain in full force and effect and good standing (and
- --------
renew or extend when appropriate) all its rights under any existing or future oil and gas exploration permits and production and transportation concessions, leases or licenses and to observe and perform all conditions or restrictions contained or arising thereunder except to the extent any such failure (i) to maintain, observe or perform would not have a YPF Material Adverse Effect or
(ii) arises from the scheduled expiration thereof in accordance with its terms.

                    4.18  Modifications of Certain Documents.  YPF shall not
                          ----------------------------------
consent to any modification, supplement or waiver of any provision of (a) any document or agreement in respect of its obligations under Section 5.15 of the Merger Agreement and (b) its Guarantee of (i) the Indebtedness of Maxus under the Maxus Public Debt Documents or (ii) obligations of Maxus in respect of Maxus' $9.75 Cumulative Convertible Preferred Stock, in each case, as such agreements or documents (as the case may be) are in effect on the date hereof, without in each case, the prior consent of the Majority Lenders (or the Agent acting with the consent of the Majority Lenders).

                    4.19  Ownership of Maxus Shares, Holdings and the Subsidiary
                          ------------------------------------------------------
Guarantors.   At all times from and after the consummation of the Merger, YPF
- ----------
shall (a) own all of the issued and outstanding shares of common stock of Maxus other than any such shares issued after the consummation of the Merger pursuant to Equity Rights issued by Maxus prior to the consummation of the Merger and
(b) cause Holdings and the Subsidiary Guarantors to be Wholly Owned Subsidiaries of YPF except to the extent that any of them ceases to be such a Wholly Owned Subsidiary as a result of such issuance of such shares by Maxus.

                                        - 17 -
                    Section 5.  Miscellaneous.
                                -------------

                    5.01  No Waiver.  No failure on the part of the Agent or any
                          ---------
Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                    5.02  Notices.  All notices, requests, consents and demands
                          -------
hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                    5.03  Expenses.  YPF agrees to reimburse each of the Lenders
                          --------
and the Agent for all reasonable out of pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (ii) judicial or regulatory proceedings and (iii) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 5.03.

                    5.04  Amendments, Etc.  The terms of this Agreement may be
                          ---------------
waived, altered or amended only by an instrument in writing duly executed by YPF and the Agent (with the prior consent of the Lenders or the Majority Lenders, as the case may be, as specified in Section 11.09 of the Credit Agreement). Each such amendment or waiver shall be binding upon the Agent and each Lender, each holder of any of the Guaranteed Obligations and YPF.

                    5.05  Successors and Assigns.  This Agreement shall be
                          ----------------------
binding upon and inure to the benefit of the respective successors and assigns of YPF, the Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that except as provided in Section 4.16 hereof,
             --------
YPF shall not assign or transfer any of its rights or obligations hereunder without the prior consent of the Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement)).

                                        - 18 -
                    5.06  Captions.  The captions and section headings appearing
                          --------
herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                    5.07  Counterparts.  This Agreement may be executed in any
                          ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                    5.08  Governing Law.   This Agreement shall be governed by,
                          -------------
and construed in accordance with, the law of the State of New York.

                    5.09  Jurisdiction, Venue, Immunity and Service of Process.
                          ----------------------------------------------------

                    (a) YPF hereby consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with any of this Agreement and the transactions contemplated hereby. YPF hereby irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement and the transactions contemplated hereby in such courts whether on grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. YPF agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon YPF and may be enforced in any court to the jurisdiction of which YPF is subject by a suit upon such judgment, provided that service of process is effected upon YPF in the manner provided in
- --------
this Section 5.09. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with any of this Agreement and the transactions contemplated hereby may be instituted in any competent court in Argentina.

                    (b) To the extent that YPF has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, YPF hereby waives such immunity and agrees not to assert, by way of motion, as a defense or otherwise, in any suit, action or proceeding the defense of sovereign immunity or any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, or that it is immune from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or from attachment either prior

                                        - 19 -
to judgment or in aid of execution by reason of sovereign immunity.

                    (c) YPF hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon it by service upon CT Corporation System (the "Process
                                                                     -------
Agent"), presently having an office at 1633 Broadway, New York, New York 10019,
- -----
U.S.A., and YPF hereby irrevocably appoints the Process Agent its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to YPF shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason CT Corporation System ceases to act, or to be able to act, as a Process Agent as contemplated hereby, YPF will appoint a substitute therefor and agrees to maintain at all times an agent in the United States of America to act as its Process Agent. YPF hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Agent or the Lender or any holder of any Note by registered or certified mail, postage prepaid, to YPF at the address given below its name on the signature pages hereto.

                    (d) Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over YPF in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                    5.10  Special Waiver.  To the extent that YPF may be
                          --------------
entitled to the benefit of any provision of law requiring the Agent or the Lender in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Agreement and the transactions contemplated hereby, to post security for litigation costs or otherwise post a performance bond or guaranty ("cautio judicatum solvi" or
                                                   ----------------------
"excepcion de arraigo"), or to take any similar action, YPF hereby irrevocably
 --------------------
waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

                    5.11  Judgment Currency.  (a)  This Agreement is part of an
                          -----------------
international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of YPF under this Agreement to make payment to (or for the account of) the Agent or a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Agent or such

                                        - 20 -
Lender in New York City of the full amount of Dollars payable to the Agent or such Lender hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under this Agreement to the Agent, any Lender or any indemnified person in Dollars into another currency the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase Dollars with such other currency in New York City on the business day in New York next preceding the day on which final judgment is rendered. The obligation of YPF in respect of any sum payable under this Agreement by it to the Agent, any Lender or any indemnified person shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than
                                                 -----------------
Dollars, be discharged only to the extent that on the business day in New York next following receipt by such payee of any sum adjusted to be so due in the Judgment Currency such payee may in accordance with normal banking procedures purchase and transfer to New York Dollars with the Judgment Currency; if the amount of Dollars which could have been so purchased and transferred is less than the sum originally due in Dollars to the Agent, any Lender or any indemnified person, as the case may be, YPF agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such payee against the deficiency.

                    (b) (i) Without limiting the obligation of YPF to pay Guaranteed Obligations hereunder in Dollars and otherwise in accordance with the provisions of this Agreement (but without duplication of any amounts paid by YPF in Dollars in respect of its Guaranteed Obligations), if foreign exchange restrictions are imposed in Argentina and, as a result thereof, YPF is prohibited from purchasing or otherwise obtaining Dollars or transferring Dollars to the account of the Agent specified in Section 5.13 hereof, then YPF will, if and to the extent requested to do so by the Agent (acting on the instructions of the Majority Lenders acting in their sole discretion): (1) pay to the Agent an amount of Argentine pesos sufficient to purchase the Argentine Public Debt Instruments (as defined below) identified in (and in the respective amounts specified in) such request having a value sufficient so that, upon the sale thereof for Dollars in New York (or, at the option of the Agent, in such other city as the Agent shall determine it is able to obtain a better price), the Agent will receive a sum in Dollars (net of any taxes, expenses and commissions payable in connection with the purchase and sale of

                                        - 21 -
such securities) equal to the aggregate Dollar amount owed by YPF to the Agent and the Lenders under this Agreement including without limitation the Guaranteed Obligations; or (2) deliver to the Agent Argentine Public Debt Instruments identified in (and in the respective amounts specified in) such request having a value sufficient so that upon the sale thereof for Dollars in New York (or, at the option of the Agent, in such other city as the Agent shall determine it is able to obtain a better price), the Agent will receive a sum in Dollars (net of any taxes, expenses and commissions payable in connection with the purchase and sale of such securities) equal to the aggregate Dollar amount owed by YPF to the Agent and the Lenders under this Agreement including without limitation the Guaranteed Obligations. The receipt by the Agent of Dollar proceeds from the sale of securities as provided in the preceding sentence shall not be deemed to constitute payment of amounts owed by YPF under this Agreement except to the extent credited to the account at the Principal Office referred to in
Section 5.13(a) hereof. The Agent hereby agrees to use its best efforts to effect such purchase and/or sale, and to cause the proceeds of any such sale (net of any taxes, expenses and commissions that are payable in connection with such purchase and/or sale) to be credited to such account as promptly as practicable following the payment of Argentine pesos or delivery of Argentine Public Debt Instruments by YPF pursuant to the preceding sentence of this
Section 5.11.  As used herein, "Argentine Public Debt Instruments" shall mean
                                ---------------------------------
Argentine External Bonds issued by Argentina denominated in Dollars and other Argentine public foreign debt instruments denominated in Dollars.

                   (ii) Nothing in this Section 5.11(b) shall impair any of the rights of the Agent and the Lenders in respect of the Guaranteed Obligations under this Agreement and nothing in this Section 5.11(b) shall be construed to entitle YPF to refuse to make payments in respect of the Guaranteed Obligations hereunder in Dollars in New York City for any reason whatsoever (other than full and final payment to the Agent of all amounts due hereunder in respect of the Guaranteed Obligations in Dollars in New York City), including without limitation if (1) the purchase of Dollars in Argentina by any means were to become more onerous or burdensome for YPF than as of the date hereof; or (2) the exchange rate in force in Argentina as of the date hereof increases significantly; or (3) the exchange ratio between the Argentine peso and the Dollar established by Law 23,928 is modified.

                    5.12  Use of English Language.  This Agreement has been
                          -----------------------
negotiated and executed in the English language.  Except as provided in Section
4.07 hereof, all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, pursuant to any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Argentina, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                    5.13  Payments.
                          --------

                    (a) Any payments made by YPF of the Guaranteed Obligations and any other payment made by YPF to the Agent or the

                                        - 22 -
Lenders hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that, if (and only if) and to the extent so specified by the Agent (acting on the instructions of the Majority Lenders) in a notice to YPF, YPF shall make any such payment, in immediately available funds, without deduction, set-off or counterclaim, for the account of the Agent to such office of such bank in Buenos Aires, Argentina, as is specified by the Agent in such notice no later than 2:00 p.m. Buenos Aires time on the date for the payment specified in such notice (which date shall be a day on which commercial banks in Buenos Aires, Argentina are not authorized or required to close and shall be no earlier than the date such payment is due hereunder) (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                    (b) Each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                    5.14  Waiver of Jury Trial.  EACH OF YPF, THE AGENT AND THE
                          --------------------
LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                    5.15  Agents and Attorneys-in-Fact.  The Agent may employ
                          ----------------------------
agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                    5.16  Severability.  If any provision hereof is invalid and
                          ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                    5.17  Opinion of Counsel.  YPF hereby instructs each of
                          ------------------
Andrews & Kurth L.L.P. and Marval, O'Farrel & Mairal to deliver

                                        - 23 -
the opinions referred to in Section 7.01(c)(i) and 7.01(c)(ii) of the Credit Agreement to the Lenders and the Agent.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        YPF SOCIEDAD ANONIMA


                                        By________________________
                                          Title:

                                        Address for Notices:

                                        YPF Sociedad Anonima
                                        Pte. R. Saenz Pena 777
                                        1364 Buenos Aires, Argentina

                                        Attention:  Carlos Felices
                                        Telecopier No.:  011-541-329-2113

                                        THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION),
                                          as Agent


                                        By ________________________
                                           Title:

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                          (National Association), as Agent
                                        4 Metrotech Center -- 13th Floor
                                        Brooklyn, New York 11245
                                          Attention: New York Agency

                                        with a copy to:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York 10081
                                          Attention:  Ian Schottlaender

                                                                      SCHEDULE I
1. Items disclosed on Schedule I to the Maxus Guarantee Agreement dated as of June 16, 1995, between Maxus Energy Corporation and The Chase Manhattan Bank (National Association), as Agent.

2. Items disclosed on Schedule I to the Maxus Guarantee Agreement dated as of June 8, 1995, between Maxus Energy Corporation and The Chase Manhattan Bank (National Association), as Agent.

3. Items disclosed on Schedule IV to the Credit Agreement, dated as of April 5, 1995, by and among YPF Acquisition Corp., YPF, as guarantor, the several lenders from time to time parties thereto and The Chase Manhattan Bank (National Association), as Agent, as amended to date.

4. Matters described in any periodic or annual reports or reports on Form 8-K or Form 6-K of Maxus Energy Corporation or YPF Sociedad Anonima filed with the Securities and Exchange Commission.

5. Lawsuit threatened by Jerry Krim, who claims to be a shareholder of YPF, in connection with the offer by YPF Acquisition Corp. to purchase the outstanding common stock of Maxus for cash and the Merger.